UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2022

Commission File Number: 0-24260

Amedisys, Inc.

(Exact name of registrant as specified in charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3854 American Way, Suite A, Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AMED	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2022, Amedisys, Inc. (the “Company”), announced that Christopher T. Gerard, the Company’s Chief Executive Officer and President, was terminated without cause, effective immediately.

In addition, on November 17, 2022, the Company’s Board of Directors (the “Board”) appointed Paul B. Kusserow, the Company’s Chairman of the Board, as Chief Executive Officer, effective immediately. In connection with Mr. Kusserow’s appointment, the Compensation Committee of the Board approved the terms of the compensation that will be payable to Mr. Kusserow in consideration for his serving as Chief Executive Officer, consisting of: (i) a base salary of $900,000, which reflects no change from his base salary when Mr. Kusserow previously served as the Company’s Chief Executive Officer, (ii) no annual bonus, and (iii) an equity award grant, to be granted in January 2023, comprised of 41,313 time-based restricted stock units, which represents a grant value of approximately $3.5 million, calculated as of November 17, 2022. In addition, the Compensation Committee approved an extension of the exercise period of the stock options previously granted to Mr. Kusserow in January 2019 to the earlier of (i) the date that is five years following Mr. Kusserow’s termination of employment (as defined in the 2018 Omnibus Incentive Compensation Plan, as amended) and (ii) the original expiration date, which is 10 years from the date of grant. Effective November 17, 2022, Mr. Kusserow is no longer entitled to receive the annual cash retainer previously approved by the Compensation Committee for his service as Chairman of the Board. Mr. Kusserow will not participate in the Amedisys Holding, L.L.C. Severance Plan for the Chief Executive Officer.

The Board has retained an executive search firm to conduct a comprehensive search process to identify a successor Chief Executive Officer.

Mr. Kusserow, 61, most recently served as our Chief Executive Officer (from December 2014 to April 2022) and our President from December 2014 to February 2021. Since his retirement as the Company’s Chief Executive Officer in April 2022, Mr. Kusserow has continued to serve as Chairman of the Board. Mr. Kusserow’s full biography is set forth in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 27, 2022, and is incorporated herein by reference. Mr. Kusserow does not have any family relationship with any member of the Board or executive officer of the Company, and Mr. Kusserow is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SECTION 7 - REGULATION FD

Item 7.01.	Regulation FD Disclosure.

On November 17, 2022, the Company issued a press release, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K, announcing the departure of Mr. Gerard and the appointment of Mr. Kusserow as Chief Executive Officer.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of

1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 17, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Jennifer Guckert Griffin
Jennifer Guckert Griffin
Interim Chief Legal Officer and Corporate Secretary

DATE:	November 17, 2022